UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013 (April 3, 2013)

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Current Report on Form 8-K filed by the registrant on April 4, 2013 is hereby amended to clarify the circumstances of the termination of the previous auditor's engagement in the first paragraph of Item 4.01 and to file as Exhibit 16.1 a new letter from Johnson Lambert LLP (“Johnson Lambert”) regarding the disclosure as revised.

Item 4.01 (a) is amended in its entirety to read as follows:

Item 4.01 Changes in Registrant's Certifying Accountant

(a)
On March 29, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Fortegra Financial Corporation (the “Company”) determined that it would initiate a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. On April 3, 2013, Johnson Lambert notified the Company that it would not stand for re-appointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, but would continue to serve as the Company's independent registered public accounting firm until the earlier of (i) the completion of Johnson Lambert's review of the Company's consolidated financial statements for the three-months ending June 30, 2013, or (ii) the engagement by the Company of a new independent registered public accounting firm.

Johnson Lambert's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Johnson Lambert's report on the Company's internal control over financial reporting as of December 31, 2012 expressed an adverse opinion on the Company's internal control over financial reporting due to material weaknesses.

Except as set forth below, during the years ended December 31, 2012 and December 31, 2011, and through March 29, 2013, (i) there have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Johnson Lambert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Johnson Lambert would have caused Johnson Lambert to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In its report on the audit of the Company's internal control over financial reporting as of December 31, 2012, Johnson Lambert expressed an adverse opinion on the Company's internal control over financial reporting due to material weaknesses. The material weakness relating to reporting of retrospective commissions in the Company's Payment Protection Segment arose out of disagreements, subsequently resolved, between the Company and Johnson Lambert relating to the documentation supporting estimation processes and related accrual balances. The material weakness did not result in any accounting errors for retrospective commissions in prior periods. Johnson Lambert and the Audit Committee discussed the disagreements and the Company authorized Johnson Lambert to respond fully to the inquiries of any successor accountant concerning the subject matter of such disagreements. As noted above, Johnson Lambert's report on the Company's consolidated financial statements for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles

The Company has provided Johnson Lambert with a copy of this report and requested that Johnson Lambert provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Johnson Lambert agrees with the statements related to them made by the Company in this report. A copy of Johnson Lambert's letter, dated April 16, 2013, is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

16.1 Letter of Johnson Lambert LLP dated April 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: April 17, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Johnson Lambert LLP dated April 16, 2013.